UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 6, 2008


                        American Technologies Group, Inc.
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             (Exact name of registrant as specified in its charter)


           Nevada                        0-23258                95-4307525
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      (State or other                 (Commission             (IRS Employer
jurisdiction of Incorporation)          File No.)         Identification Number)


                                 412 W. Bolt St.
                               Ft. Worth, TX 76113
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               (Address of principal executive offices) (Zip code)


       Registrant's telephone number, including area code: (626) 357-5000


           Name of Principal Officer: Thomas E. Durkin III, President


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                         (Former Address if applicable)


                                   Copies to:
                                Virgil K. Johnson
                           Erickson & Sederstrom, P.C.
                          Regency Westpointe, Suite 100
                           10330 Regency Parkway Drive
                                 Omaha, NE 68114

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 2.04.

Triggering Events that Accelerate or Increase a Direct Financial Obligation

As a result of our failure to timely pay our current obligations due to Laurus Master Fund, Ltd. ("Laurus") under our Securied Convertible Term B Note in the amount of $2,000,000, we received notification on January 31, 2008 from Laurus that certain events of default had occurred and are continuing beyond any applicable cure or grace period with respect to all of our secured obligations due to Laurus. We also received a letter from LV Administrative Services, Inc. ("LV Administrative Services"), acting in the capacity of administrative and collateral agent for Laurus, that demands the immediate payment of all past due amounts owed to Laurus by February 1, 2008. The amounts demanded totaled $13,580,810 ($10,350,000 in principal amortization, $96,777 in accrued interest, and $3,134,033 in Default Fees). We did not make such payments, and, accordingly, Laurus may take all steps it deems necessary to protect Laurus' interests, including the enforcement and exercise of any and all of its rights, remedies, liens and security interests available to it.

In connection with our financing with Laurus, we executed a pledge agreement in favor of Laurus granting them a first priority security interest in the common stock of each of our subsidiaries. We also executed a security agreement that granted Laurus a first priority security interest in all the respective goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, intellectual property owned by us and each of our subsidiaries. The security agreement and stock pledge agreement state that if an "event of default" occurs under any agreement with Laurus, it has the right to take possession of the collateral, to operate our business using the collateral, and has the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise to satisfy its obligations under these agreements. As a consequence of our default, Laurus has the right to pursue any of the remedies set forth in the pledge and security agreements.

Prior to the receipt of notice of default, and continuing through the date of this filing, we have been in ongoing negotiations with Laurus concerning our obligations to them. These negotiations resulted our receipt of nonbinding term sheets from Laurus outlining a transaction which would result in the satisfaction of our obligations to Laurus. The transaction outlined in the term sheets has been approved in principal by our Board of Directors and we expect to close the transaction after finalization and execution of definitive documents and shareholder approval. It is anticipated that the transaction would close in the month of March. Although we are hopeful that these negotiations will result in an agreement that is beneficial to the Company, we have no commitments or assurances that we will be successful or that Laurus will not pursue any or all of the remedies available to it in light of our default.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     American Technologies Group, Inc.


                                     By /s/ Thomas E. Durkin III

Dated: February 6, 2007


Item 9.01       Financial Statements and Exhibits.

(d)   Exhibits.

99.1       LV Administrative Services, Inc. Notice of Default